BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0203332015-5
Barbara K. Cegavske	Filing Number 20190124671
Secretary State Of Nevada	Filed On 08/29/2019 11:03:01 AM
	Number of Pages 4

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

Certificate of Designation

Certificate of Amendment to Designation - Before Issuance of Class or Series

X **Certificate of Amendment to Designation - After Issuance of Class or Series**

Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Sharing Services Global Corporation Entity or Nevada Business Identification Number (NVID): NV20151257312
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 8/28/2019 Time: 5:01 PM (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series B Preferred Stock
5. Amendment of class or series of stock:	Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. X Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the Board of Directors as permitted by the Articles of Incorporation. This amendment supersedes all other amendments previously filed including Filing Number 20190122590.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See attached unanimous consent of the Board of Directors of the Company.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: 08-29-19

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0203332015-5
Barbara K. Cegavske	Filing Number 20190124671
Secretary State Of Nevada	Filed On 08/29/2019 11:03:01 AM
	Number of Pages 4

ACTION BY UNANIMOUS WRITT
OF THE BOARD OF DIRECTORS OF SHARING SERVICES GLOBAL CORPORATION (Formerly SHARING SERVICES, INC.)

The following Action by Unanimous Written Consent of the Board of Directors (the "**Board**") of Sharing Services Global Corporation, a Nevada corporation f/k/a Sharing Services, Inc. (the "**Company**"), was adopted effective August 27, 2019 pursuant to the terms of the Company's Bylaws and the Nevada Revised Statutes.

WHEREAS, the Company has received a letter report from its legal counsel (the "Counsel Report") alerting the Board to inconsistent filings made with the Nevada Secretary of State, specifically with regard to a Certificate of Designation for Series B Preferred Stock, dated April 24, 2017 (the "Certificate"); and

WHEREAS, the Board has investigated the issues raised in the Counsel Report, specifically with regard to the rights granted to the holders of the Series B Preferred Stock in the Certificate; and

WHEREAS, the Board, after careful consideration, has determined that: (i) the Certificate is in direct conflict with the Company's Amended and Restated Articles of Incorporation ("Articles") and (ii) that it is in the best interest of the Company to effect a formal amendment of the Certificate pursuant to the Nevada Revised Statutes; and

WHEREAS, the Board has determined that it has a duty to amend any provision in any Company filing that is contrary to the Company's Articles; and

WHEREAS, the Board has determined that Sections 8 and Section 10 from Article IV of the Certificate are in direct contravention of the Articles and should therefore be removed from the Certificate.

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors shall file all appropriate documentation with the Office of the Nevada Secretary of State to amend the Certificate to delete Sections 8 and 10 from Article IV of the Certificate; and

BE IT FURTHER RESOLVED, that any and all lawful actions heretofore taken by the Officers of the Company and by any person or persons designated or authorized to act by any of the officers of the Company in connection with the foregoing resolutions be, and hereby are, ratified and confirmed as the acts and deeds of the Company; and

FURTHER RESOLVED, that the Officers of the Company are hereby authorized, empowered and directed to take such further actions and to execute such further documents as they in their discretion shall deem necessary or desirable in order to carry out the intent and purposes of the foregoing resolutions, including the execution by any Officer of the Company of any such documents shall conclusively establish the authority therefore.

IN WITNESS WHEREOF, the undersigned have executed this Action by Unanimous Written Consent effective as of the date first written above, which may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

BOARD OF DIRECTORS:

Keith Halls, Chairman of the Board

John "JT" Thatch, Board Member

Kip H. Allison, Board Member

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0203332015-5
Barbara K. Cegavske	Filing Number 20190124671
Secretary State Of Nevada	Filed On 08/29/2019 11:03:01 AM
	Number of Pages 4

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☑ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: SHARING SERVICES GLOBAL CORPORATION Entity or Nevada Business Identification Number (NVID): NV20151257312
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 08/28/2019 Time: 05:00 AM (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series B Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X John "JT" Thatch Signature of Officer Date: 08/29/2019

This form must be accompanied by appropriate fees.